Exhibit 10.1

                        AMENDMENT NO. 1 TO LOAN AGREEMENT


         AMENDMENT NO. 1 dated as of April 25, 2001 to Loan Agreement, dated as of February 8, 2001, between GBI CAPITAL MANAGEMENT CORP. and FROST-NEVADA, LIMITED PARTNERSHIP ("Loan Agreement").

         WHEREAS, the Borrower had entered into a Stock Purchase Agreement ("Stock Purchase Agreement"), dated February 8, 2001, among the Borrower, New Valley Corporation ("New Valley"), Ladenburg, Thalmann Group Inc. ("LTGI"), Berliner Effektengesellschaft AG ("Berliner") and Ladenburg, Thalmann & Co. Inc. ("Ladenburg"); and

         WHEREAS, the Borrower and Lender had entered into the Loan Agreement, dated as of February 8, 2001, pursuant to which the Lender was to provide certain funds to the Borrower to be used in the Stock Purchase Agreement by the Borrower; and

         WHEREAS, the Borrower has entered into an amendment to the Stock Purchase Agreement, dated as of the date hereof, among the Borrower, New Valley, LTGI, Berliner and Ladenburg; and

         WHEREAS, the Borrower and Lender desire to similarly amend the Loan Agreement in certain respects as set forth herein (capitalized terms used herein that are defined in the Loan Agreement or Lender Note shall have the same meanings herein as in the Loan Agreement and Lender Note);

         IT IS AGREED:

         1. Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

            "1.1 Commitment and Loan. (a) Subject to the terms and conditions of this Agreement, at the request of Borrower, Lender agrees to lend to Borrower the aggregate sum of Ten Million Dollars ($10,000,000) (the "Commitment").

Lender shall advance the funds due under the Commitment to Borrower (the "Loan") concurrently with, and subject to, the closing ("Closing") of the transactions contemplated by that certain Stock Purchase Agreement dated February 8, 2001, as amended, among Borrower, New Valley Corporation, Ladenburg, Thalmann Group Inc. ("LTGI"), Ladenburg, Thalmann & Co. Inc. ("Ladenburg") and Berliner (the "Stock Purchase Agreement")."

         2. The first paragraph of Section 1 of the Lender Note is hereby amended in its entirety to read as follows:

            "1. Conversion of Note

                The principal of and accrued interest on this Note shall be convertible, in whole or in part, at any time, at the election of the Holder, into that number of fully paid and non-assessable shares of the Maker's common stock, par value $0.0001 per share ("Common Stock"), determined by dividing the amount of principal and interest to be so converted by the "Conversion Price" (as hereinafter defined) in effect at the time notice of conversion is given to the Maker as set forth below. As used herein, "Conversion Price" means, initially, $2.00. Promptly following the Closing of the Stock Purchase Agreement, the Conversion Price shall be decreased ("Conversion Price Adjustment") by the amount obtained by taking the product of $2.00 and the Purchase Price Adjustment Percentage (as such term is defined in the Stock Purchase Agreement, as amended). Notwithstanding the foregoing, if the Conversion Price, after adjustment as set forth in the previous sentence, would not yield a number of shares of Common Stock equal to at least the sum of (x) 5,000,000 shares of Common Stock and (y) 20% of the sum of (i) the additional shares issuable to Lender as a result of the Conversion Price Adjustment and
(ii) all other shares of Common Stock to be issued and issuable to LTGI and Berliner pursuant to Section 2.4 of the Stock Purchase Agreement, the Conversion Price will be further adjusted such that Lender, upon conversion of this Note, will receive such sum of 5,000,000 shares of Common Stock and 20% of the total number of additional shares issuable as a result of the Conversion Price Adjustment and Section 2.4 of the Stock Purchase Agreement.

               If, at any time after the date hereof, there occurs, with respect to the Common Stock, a reclassification, stock split, stock dividend, spin-off or distribution, share combination or other similar change affecting the Common Stock as a whole and all holders thereof or if the Maker shall consolidate with, or merge with or into, any other entity, sell or transfer all or substantially all its assets or engage in any reorganization, reclassification or recapitalization which is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock (each, an "Adjustment Event"), the Conversion Price and the kind and amount of stock, securities, cash or other assets issuable upon conversion of this Note in effect at the time of the record date for such dividend or distribution or of the effective date of such share combination, split, consolidation, merger, sale, transfer, reorganization, reclassification or recapitalization shall be appropriately adjusted so that the conversion of the Note after such time shall entitle the Holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets which, if this Note had been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to receive by virtue of such Adjustment Event, provided that if the kind or amount of securities, cash and other property is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, sale, transfer, or conveyance, any Holder who fails to exercise any right of election shall receive per share the kind and amount of securities, cash or other property received per share by a plurality of such shares."

         3. As amended hereby, the Loan Agreement shall continue in full force and effect. All references to the "Agreement" shall hereafter mean as amended hereby. This Amendment No. 1 and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. BORROWER, IN ANY LITIGATION IN WHICH LENDER SHALL BE AN ADVERSE PARTY, WAIVES TRIAL BY JURY, WAIVES THE RIGHT TO CLAIM THAT A FORUM SPECIFIED HEREIN IS AN INCONVENIENT FORUM AND WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, DEDUCTION OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION AND CONSENTS TO THE JURISDICTION OF THE COURTS (CITY, STATE AND FEDERAL) LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK AND TO SERVICE OF

PROCESS BY REGISTERED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS AS BORROWER SHALL NOTIFY LENDER IN WRITING IS TO BE USED FOR SUCH PURPOSE. If any of the provisions of this Amendment No. 1 shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

         4. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.


         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

                              GBI CAPITAL MANAGEMENT CORP.


                              By:   /s/ Richard Rosenstock
                                 ---------------------------------------------
                                   Name: Richard Rosenstock
                                   Title: President
                                   Telecopier No.: 516-470-1050


                               FROST-NEVADA, LIMITED PARTNERSHIP
                              By: Frost-Nevada Corporation, General Partner


                              By: /s/ David Moskowitz
                                 ---------------------------------------------
                                   Name: David Moskowitz
                                   Title: President
                                   Telecopier No.: 775-827-2185